concorde
capital limited
suite 194 48 par-la-ville road
hamilton hm11 bermuda
tel: +1(441)296 2597
fax: +1(441)296 1214
email: info@concorde.bm

# LETTER OF ENGAGEMENT

Dr. Christopher F. Tirotta, MD, MBA
American Scientific Resources, Inc.
1112 Weston Road
Unit 278
Weston, FL 33326
United States

**Sunday, July 19, 2009**

Dear Dr. Tirotta,

We are writing this letter to confirm our mutual understanding that Concorde Capital Limited ("CONCORDE") and American Scientific Resources, Inc. (the "COMPANY"), wish and intend to enter into a beneficial business engagement.

**Financing:** It is agreed that should:

funding be secured by the COMPANY its affiliates or assigns; or

loan financing or other borrowing be secured, by the COMPANY or any officer or affiliate shareholder of the COMPANY ; or

sales of securities or other instruments of the COMPANY be made by the COMPANY, or any officer or affiliate shareholder of the COMPANY;

(collectively the "transaction(s)"), with, to or through the actions of:

any persons, entities or organizations, their affiliates or subsidiaries, introduced to the COMPANY by CONCORDE ("the Investor(s)") or any persons, entities or organizations, their affiliates or subsidiaries, who may be or may in the future act as a representative or agent on behalf of the Investors ("the Agents");

(such Investors or Agents shall be listed on Exhibit A hereto, which Exhibit may be revised from time to time and may consist of an exchange of electronic mail);

CONCORDE shall receive and be entitled to the following remuneration and payment:

- Cash fee: a cash fee shall be paid by the COMPANY to CONCORDE in an amount equal to 8% (eight percent) of aggregate gross funds or other proceeds received by the COMPANY, such payment to be paid to CONCORDE directly by the COMPANY on the transaction closing date or to disbursed directly to CONCORDE from the escrow account that may be used for the closing of a transaction on a transaction closing date.

| Payments should be made by wire transfer to: | Delivery of securities and other materials should be made to: |
| --- | --- |
| CITIBANK N.A. 111 WALL STREET, NEW YORK, NY<br>FED ABA #: 021-000089<br>TO CREDIT BENEFICIARY BANK: HSBC BANK OF BERMUDA LIMITED, HAMILTON, BERMUDA<br>TO CREDIT ACCOUNT: CONCORDE CAPITAL LIMITED<br>TO CREDIT ACCOUNT #: 1010-631785 | CONCORDE CAPITAL LIMITED<br>SUITE 194<br>48 PAR LA VILLE ROAD<br>HAMILTON HM11<br>BERMUDA |

**Exclusivity:** The COMPANY shall engage CONCORDE for the services and under the conditions contemplated herein on a non-exclusive basis for a period of 90 days from the date of this agreement (the "Non-Exclusivity Period").

Upon the receipt by the COMPANY of funds not less than $500,000 in the gross aggregate before the deduction of fees and expenses associated with such funding and raised as a result of the efforts and through the introductions of CONCORDE and as a result of transactions as contemplated herein, the COMPANY shall engage CONCORDE for the services and under the conditions contemplated herein on an exclusive basis for a period of 90 days from the date of receipt of such an amount (the "Exclusivity Period"). The COMPANY shall not engage, authorize or otherwise verbally or in writing contract with, or remunerate or compensate, or party which is not a party to this agreement ("Unrelated Party"), during the Exclusivity Period, to provide the services as contemplated herein without the written permission of CONCORDE.

CONCORDE hereby commits to providing such permission upon request of the COMPANY with respect to Southridge Capital who shall be regarded as an Authorized Unrelated Party pursuant to the terms contained herein.

CONCORDE hereby also commits to providing such permission upon request of the COMPANY with respect to any party who delivers written terms on behalf of a disclosed and able Investor and accepted in writing by the COMPANY for a transaction as contemplated herein and shall be regarded as an Authorized Unrelated Party pursuant to the terms contained herein. CONCORDE shall however be provided with an irrevocable right of first refusal opportunity for a period of 5 working days from the written acceptance of such terms by the COMPANY to match such offered terms.

Should the COMPANY obtain such permission to engage the Unrelated Party (the "Authorized Unrelated Party"), then CONCORDE shall receive from the COMPANY an amount not less than 50% in value of any fees or other monies or securities paid or issued to the Authorized unrelated party, to be paid at the closing of such transaction (the "Unrelated Transaction"), subject to these amounts being a minimum of such percentage of the gross fees detailed herein. The COMPANY may deduct such amount from any fees, remuneration or compensation that may be payable to the Authorized Unrelated Party. Such Unrelated Transactions shall be subject to the provision of Tail Financing as outlined blow and within the confines of the Authorized Unrelated Party. Should there be a direct investment in the COMPANy where no fees are due in the aggregate then CONCORDE shall not be compensated in such an event.

**Tail Financings:** It is agreed that should further transactions of this nature ("Tail Financing") be completed between the COMPANY and the Investor(s) for a period of 2 (two) years (the "Tail Period") from the date of this agreement, then CONCORDE shall be remunerated as above, unless otherwise previously agreed in writing between CONCORDE and the COMPANY. CONCORDE shall be paid in amounts calculated in the manner provided above, with respect to any public or private offering or financing or capital raising transaction or the exercise of any

warrants, issued or to be issued, pursuant to an initial or subsequent investment made by the Investors. The Tail Period shall reset at such time as any Tail Financing is completed and shall survive the expiration or termination of this Agreement.

**Expenses:** The COMPANY shall reimburse all agreed expenses in relation to CONCORDE activities pursuant to this agreement. Such expenses shall be required to be pre approved in writing by the COMPANY.

**Communications:** The COMPANY and its representatives agree to not communicate with the Investors or the Agents without prior consent of CONCORDE and agree to provide updates by electronic or verbal exchange summaries of all material oral communications taking place among the COMPANY and the Investors or the Agents without prior request by CONCORDE for this or any other future or potential financing or financing related discussion.

**Correspondence**: The COMPANY shall copy Concorde on all electronic, facsimile and other communications and correspondence that may be sent to the Investors or the Agents or received by the COMPANY from the Investors or the Agents and shall make available to CONCORDE copies of all correspondence, agreements or contracts that may exists, to which the COMPANY is a party, with regard to any of the Investors or Agents or the proposed Transaction(s) as contemplated herein.

**Indemnification:** The COMPANY agrees to indemnify and hold CONCORDE, including but not limited to any third parties introduced by CONCORDE (and any agent, employee, director or officer of CONCORDE and any person or entity who controls CONCORDE) harmless from and against any losses, claims, liabilities, damages and expenses (and actions in respect thereof) incurred, that result from actions taken or admitted to be taken (including any untrue statements made or any statements omitted to be made) by the COMPANY, its agents or employees. The COMPANY agrees to reimburse such indemnified party for any reasonable legal and out-of-pocket expenses reasonably incurred by them in connection with investigating and defending any such loss, claim, liability, damage or action as such expenses are incurred. The COMPANY will not, however, be responsible for any such loss, claim, liability, damage or expense to the extent that the same result primarily from the negligence, recklessness or bad faith of CONCORDE in performing the services which are the subject of this letter. This indemnification will be in addition to any liability which the COMPANY may otherwise have to CONCORDE and shall survive the termination of this agreement.

**Nature of CONCORDE Services:** It is understood that CONCORDE is acting merely as a service provider and is not acting as a financial advisor to the COMPANY in connection with any proposed transaction. The COMPANY is making an independent determination as to any proposed transaction, and CONCORDE is providing no advice or assurances as to the merits of a transaction, the best interests of the COMPANY and has no active role in negotiations and may not bind any party to a transaction. The COMPANY acknowledges that contact with, information and materials received from and the actions of CONCORDE are not solicitations, offers or recommendations to buy or sell any securities or to enter into any other financial arrangement or facility and are for information purposes only and are non-contractual and subject to terms and conditions which may be outside this agreement. There is no commitment on the part of CONCORDE that a transaction will actually close, nor is CONCORDE under any obligation to fund in any capacity.

**Jurisdiction:** This agreement shall be governed by and construed in accordance with the laws of the Islands of Bermuda. CONCORDE is regulated by the Bermuda Monetary Authority.

**Assignment:** CONCORDE reserves the right to assign this agreement and payment of any compensation as contemplated herein to a third party of its choosing without damage to or waiver of the contents herein.

| For Concorde Capital Limited | For American Scientific Resources, Inc. agreed and accepted |
|---|---|
| By: Howard J. Taylor, Director<br>Date: 7.19.09 | By: Christopher F. Tirotta, MD, MBA<br>Date: July 19, 2009 |

concorde
capital limited
suite 194 48 par-la-ville road
hamilton hm11 bermuda
tel: +1(441)296 2597
fax: +1(441)296 1214
email: info@concorde.bm

**CONFIDENTIALITY, NON-DISCLOSURE and NON-CIRCUMVENTION AGREEMENT**

**This confidentiality, non-disclosure and non-circumvention agreement ("Agreement") is made as of July 19, 2009 by and between, Concorde Capital Limited, its affiliates and assigns ("Concorde") and**

**American Scientific Resources, Inc.,**
**its officers, employees, subsidiaries and assigns or affiliates (the "Recipient"),**

**and relates to certain information (the "Confidential Information") or corporations, individuals and other entities and the identities thereof (the "Introductions") provided or introduced to the Recipient by Concorde (such Introductions shall be listed on Exhibit A hereto, which Exhibit may be revised from time to time and may consist of an exchange of electronic mail).**

WHEREAS, Recipient may receive access to the identities of the Introductions and certain confidential and non-public information of the Introductions, or information on other Introductions, provided in connection with possible business transactions (the "Transaction(s)"), and Recipient acknowledges that it is in Recipient's best interests to protect such introductions and confidential and non-public information of the Introductions; and

WHEREAS, Recipient and Concorde agree to enter into this Agreement, the terms of which Recipient acknowledges are reasonable and necessary for the protection of the legitimate interests of Concorde.

NOW, THEREFORE, in consideration of the above and the terms and conditions set forth below and as condition to Concorde furnishing access to such Introductions and Confidential Information, the parties agree as follows:

## I. Confidential Information and the Identities of the Introductions

**Confidential Information:** For purposes of this Agreement, "Confidential Information" means information about the Introductions not generally known to the public, including the existence of such information and the fact that such information has been made available to the Recipient by Concorde relating to a possible Transaction. For the purposes of this Agreement, "Identities of the Introductions" shall mean the names of the Introductions or the names of the Officers of the Introductions that are provided to the Recipient by Concorde. Confidential Information and the identities of the Introductions may hereafter be referred to as collectively the "Confidential Information".

**Maintaining Confidential Information:** Recipient expressly agrees to maintain the Confidential Information confidence and shall not use or disclose to any person any Confidential Information for any purpose nor permit its affiliates, agents or advisors, or those of any of its affiliates, (the

"Recipient Representatives") to use or disclose to any person any Confidential Information for any purpose. Recipient agrees that it shall not use, nor permit the Recipient Representatives to use any of the Confidential Information for any reason or purpose other than to evaluate a possible Transaction, or in any way detrimental to Concorde (it being acknowledged that any other use other than evaluation of and negotiating of the possible Transaction will be deemed detrimental). Except with the prior written consent of Concorde, neither the Recipient nor any Recipient Representative will disclose the fact that any discussions or negotiations are taking place concerning a possible Transaction, including the status of such discussions or negotiations.

**Non-Public Information:** Recipient and the Recipient Representatives acknowledge responsibilities under federal and state securities laws with respect to trading in securities while aware of material non-public information obtained from the Confidential Information and with respect to providing such information to other persons who purchase or sell securities.

**Required Disclosures:** In the event Recipient or any Recipient Representative becomes legally compelled to disclose any of the Confidential Information, Recipient agrees to provide Concorde with prompt written notice so that Concorde may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not timely obtained, or that Concorde waives compliance with the provisions of this Agreement, Recipient agrees to furnish, or to permit such Recipient Representative to furnish, only that portion of the Confidential Information which is legally required and will exercise Recipient's best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

**Non-completion:** If Recipient determines that it does not wish to proceed with a Transaction or if Concorde notifies the Recipient that it does not wish the Recipient to consider a Transaction any further, then the Recipient (i) will promptly deliver to Concorde all documents or other materials furnished by Concorde to the Recipient or Recipient Representatives constituting Confidential Information, together with all copies and summaries thereof in the possession or under the control of the Recipient or the Recipient Representatives and (ii) will destroy materials generated by the Recipient or the Recipient Representatives that include or refer to any part of the Confidential Information, without retaining a copy of any such material or alternatively, if Concorde requests, or gives its prior written consent to the Recipient, the Recipient will destroy all documents or other matters constituting Confidential Information in the possession or under the control of the Recipient or the Recipient Representatives. Any such destruction pursuant to the foregoing must be confirmed by the Recipient in writing to Concorde (such confirmation must include a list of the destroyed materials).

**Availability of Confidential Information**: Concorde retains the right to determine, at its sole discretion, what information, properties, and personnel it wishes to make available to the Recipient, and Concorde makes no representations or warranties (express or implied) concerning the completeness or accuracy of the Confidential Information, except pursuant to representations and warranties that may be made to the Recipient in a definitive agreement in connection with a Transaction if, when and as executed, and subject to such limitations and restrictions as may be specified therein. The Recipient also agrees that if the Recipient determines to engage in a Transaction, the Recipient's determination will be based solely on the terms of such definitive agreement and on the Recipient's own investigation, analysis, and assessment of the Introductions. Moreover, unless and until such a definitive written agreement is entered into, neither Concorde nor the Recipient will be under any legal obligation of any kind with respect to such Transaction except for the matters specifically agreed to in this letter agreement or in another Agreement.

**Communications:** The Recipient and its representatives agree to not communicate with the Introductions without prior consent of CONCORDE and agree to provide updates by electronic or verbal exchange summaries of all material oral communications taking place among the

Recipient and the Introductions without prior request by CONCORDE for this or any other future or potential financing or financing related discussion.

**Correspondence:** The Recipient shall copy Concorde on all electronic, facsimile and other communications and correspondence that may be sent to the Introductions or received by the Recipient from the Introductions and shall make available to CONCORDE copies of all correspondence, agreements or contracts that may exists, to which the Recipient is a party, with regard to any of the Introductions or the proposed Transaction(s) as contemplated herein.

## II. Miscellaneous

Recipient acknowledges that Concorde's remedy at law for any breach or threatened breach of this Agreement will be inadequate. Therefore, Concorde shall be entitled to injunctive and other equitable relief restraining Recipient or any Recipient Representative from violating those requirements, in addition to any other remedies that may be available to Concorde under this Agreement or applicable law.

This Agreement may be amended only in a writing that is signed by both parties and any waiver of Recipient's or any Recipient Representative's obligations under this Agreement shall be effective only if in a written document that is signed by Concorde.

The provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of Concorde.

This Agreement shall be interpreted and enforced in accordance with the laws of the Islands of Bermuda, without giving effect to conflict of law principles.

This Agreement may be executed by either of the parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability or any other provisions of this Agreement, which shall remain in full force and effect. If any of the covenants or provisions of this Agreement are determined to be unenforceable by reason of its extent, duration, scope or otherwise, then the parties contemplate that the court making such determination shall reduce such extent, duration, scope or other provision and enforce them in their reduced form for all purposes contemplated by this Agreement.

## III. Contemplated Transactions

**Financings:** The Recipient agrees that it will not close, consummate or execute documents in relation to a transaction(s) unless an executed fee agreement is in force at such time between either Concorde and the Introductions or Concorde and the Recipient, such agreement to be satisfactory to Concorde.

**Tail Provisions:** Should a Transaction be completed between the Recipient and any of the Introductions during a period of 2 years from the date of this agreement then Concorde shall be remunerated according to any in force agreement that, from time to time, may be in effect relating to the Transaction(s).

**Delivery of Payments:** The Recipient agrees that it shall at no time pay or deliver any funds, remunerations, commissions, fees or securities to a party other than Concorde, in any amount according to any in force agreement that, from time to time, may be in effect relating to the Transaction(s) and resulting from the closing of a Transactions as contemplated herein and completed with the involvement of the Introductions, prior to Concorde receiving the same. The Recipient agrees that such amounts at no time shall be more than paid or delivered to Concorde.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

| For Concorde Capital Limited | For American Scientific Resources, Inc. agreed and accepted |
| --- | --- |
| By: Howard J. Taylor, Director<br>Date: 7.19.09 | By: Christopher F. Tirotta, MD. MBA<br>Date: July 19, 2009 |

concorde
capital limited
suite 194 48 par-la-ville road
hamilton hm11 bermuda
tel: +1(441)296 2597
fax: +1(441)296 1214
email: info@concorde.bm

**EXHIBIT A**

Dr. Christopher F. Tirotta, MD, MBA
American Scientific Resources, Inc.
1112 Weston Road
Unit 278
Weston, FL 33326
United States

**July 20, 2009**

Dear Dr. Tirotta,

With reference to our agreement, and pursuant to that agreement, dated JULY 19th 2009, please be advised that Concorde Capital Limited has introduced to you the following:
WayneColeson/Avalon Capital
Brian Ladin/Delos Investment Management

For Concorde Capital Limited

By: Howard J. Taylor, Director
Date: 7.19 09